For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS RECORD FISCAL 2022 THIRD QUARTER RESULTS
PHOENIX, February 3, 2022 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the third fiscal quarter ended January 1, 2022 and provided updates on other business items.
On September 24, 2021, we completed the acquisition of certain assets and liabilities of The Commodore Corporation ("Commodore"), which operates six manufacturing plants and two retail locations. Since the acquisition date, the results of Commodore are included in Cavco's consolidated financial statements.
Quarterly Highlights
•Record breaking Net revenue and Net income of $432 million and $80 million, respectively, of which Commodore contributed $73 million and $2 million, respectively. Net income was favorably impacted by a $29.9 million net benefit primarily from estimated non-recurring tax credits for the construction of energy efficient homes over an approximately five year period.
•Gross profit as a percentage of Net revenue increased to 26.7% with factory-built housing gross profit as a percentage of Net revenue at 25.2%, a 110 basis point improvement sequentially from the prior quarter ended October 2, 2021.
•Earnings per diluted share was $8.57 compared to $2.12 in last year's third quarter. This quarter was favorably impacted by $3.23 from non-recurring energy efficient home tax credits.
•Factory utilization improved to approximately 80%, consistent with pre-pandemic levels.
•Backlogs were $1.1 billion at the end of the quarter, consistent with the prior quarter ended October 2, 2021 and up $633 million from a year ago. Commodore contributed $277 million of this year over year growth.
•Returned nearly $9 million to shareholders through stock repurchases, with $29 million repurchased through the fiscal year to date.
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "Our record third quarter results reflect strength in manufactured housing demand as well as our ability to increase home production, improving our plant utilization to pre-pandemic levels of approximately 80%. While we still face labor and supply challenges, our production improvement is directly attributable to the innovation of our team members who are completing homes in a more efficient manner."
Mr. Boor continued, "Demand for our products remains strong, with order rates above 2019 levels. Demographics, long-term undersupply, rising home prices and upward interest rate pressure are all intensifying the need for affordable housing. That is why we continue to invest in production capacity, through our previously announced Glendale, Arizona greenfield project and ongoing investment in many of our existing plants."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	January 1, 2022	December 26, 2020	Change
Net revenue
Factory-built housing	$413,590	$270,822	$142,768	52.7%
Financial services	18,124	17,950	174	1.0%
	$431,714	$288,772	$142,942	49.5%

Factory-built modules sold	7,645	6,122	1,523	24.9%

Factory-built homes sold (consisting of one or more modules)	4,424	3,603	821	22.8%

Net factory-built housing revenue per home sold	$93,488	$75,166	$18,322	24.4%

	Nine Months Ended
($ in thousands, except revenue per home sold)	January 1, 2022	December 26, 2020	Change
Net revenue
Factory-built housing	$1,067,967	$749,879	$318,088	42.4%
Financial services	53,712	51,670	2,042	4.0%
	$1,121,679	$801,549	$320,130	39.9%

Factory-built modules sold	20,219	17,477	2,742	15.7%

Factory-built homes sold (consisting of one or more modules)	11,721	10,379	1,342	12.9%

Net factory-built housing revenue per home sold	$91,116	$72,250	$18,866	26.1%
•In the factory-built housing segment, the increases in Net revenue were primarily due to higher home selling prices and higher home sales volume. The higher home prices were driven by product price increases and a shift toward more multi-section homes. Home sales volume increased from the addition of Commodore and higher factory capacity utilization.
•Financial services segment Net revenue increased primarily due to higher volume in home loan sales and more insurance policies in force in the current year compared to the prior year, partially offset by lower interest income earned on the acquired consumer loan portfolios that continue to amortize and lower unrealized gains on marketable equity securities in the insurance subsidiary's portfolio.

	Three Months Ended
($ in thousands)	January 1, 2022	December 26, 2020	Change
Gross Profit
Factory-built housing	$104,119	$47,031	$57,088	121.4%
Financial services	11,089	12,207	(1,118)	(9.2)%
	$115,208	$59,238	$55,970	94.5%

Gross profit as % of Net revenue
Consolidated	26.7%	20.5%	N/A	6.2%
Factory-built housing	25.2%	17.4%	N/A	7.8%
Financial services	61.2%	68.0%	N/A	(6.8)%

Income from Operations
Factory-built housing	$48,384	$16,456	$31,928	194.0%
Financial services	6,502	7,368	(866)	(11.8)%
	$54,886	$23,824	$31,062	130.4%

	Nine Months Ended
($ in thousands)	January 1, 2022	December 26, 2020	Change
Gross Profit
Factory-built housing	$252,691	$140,178	$112,513	80.3%
Financial services	26,458	27,924	(1,466)	(5.2)%
	$279,149	$168,102	$111,047	66.1%

Gross profit as % of Net revenue
Consolidated	24.9%	21.0%	N/A	3.9%
Factory-built housing	23.7%	18.7%	N/A	5.0%
Financial services	49.3%	54.0%	N/A	(4.7)%

Income from Operations
Factory-built housing	$121,112	$48,141	$72,971	151.6%
Financial services	11,511	13,771	(2,260)	(16.4)%
	$132,623	$61,912	$70,711	114.2%
•In the factory-built housing segment, Gross profit for the three and nine months ended January 1, 2022 increased from higher home sales prices, partially offset by higher material costs per unit. Our margins benefited from lumber product price declines that have flowed through cost of goods sold; however, most other material prices have increased significantly. Selling, general and administrative expenses increased in these periods from higher salary and incentive compensation expense on improved earnings and expenses incurred in engaging third-party consultants in relation to pursuing the non-recurring energy efficient home net tax credits. The nine month period also includes transaction deal costs related to the Commodore acquisition and higher net costs related to the Securities and Exchange Commission ("SEC") inquiry.
•In the financial services segment, Gross profit for the three and nine months ended January 1, 2022, decreased primarily due to higher weather related claims and lower unrealized gains on marketable equity securities compared to the prior year period.

	Three Months Ended
($ in thousands, except per share amounts)	January 1, 2022	December 26, 2020	Change
Net Income attributable to Cavco common stockholders	$79,419	$19,701	$59,718	303.1%
Diluted net income per share	$8.57	$2.12	$6.45	304.2%

	Nine Months Ended
($ in thousands, except per share amounts)	January 1, 2022	December 26, 2020	Change
Net Income attributable to Cavco common stockholders	$144,075	$51,424	$92,651	180.2%
Diluted net income per share	$15.54	$5.54	$10.00	180.5%
•Other income, net during the nine months ended January 1, 2022 includes a $3.3 million gain in the second fiscal quarter on the consolidation of a non-marketable equity investment, which went from a 50% ownership to 70%.
•For the three and nine months ended January 1, 2022, income taxes resulted in a benefit of $20.7 million and $0.9 million, respectively. This is due to $34.4 million of estimated non-recurring net tax credits related to the sale of energy efficient homes between fiscal year 2018 and fiscal third quarter 2022 available under the Internal Revenue Code §45L. This credit was initially established under the Federal Energy Policy Act of 2005 and most recently extended in the Consolidated Appropriations Act, 2021. The credit expired in its current format as of December 31, 2021. The Company determined eligibility for the program in consultation with third-party qualified experts and recognized the benefit for the five eligible years in the current quarter. In total, after considering the net tax credits and associated expenses, diluted net income per share for the three months ended January 1, 2022 was favorably impacted by $3.23 per share.

Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended		Nine Months Ended
($ in millions)	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Net revenue
Unrealized gains recognized during the period on securities held in the financial services segment	$0.5	$1.0	$0.4	$2.7
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	(5.8)	—	(6.2)	—
Legal and other expense related to the SEC inquiry, net of recovery	(0.6)	(0.3)	(1.2)	(0.1)
Commodore acquisition deal costs	—	—	(2.4)	—
Amortization of additional Director & Officer insurance premiums	—	—	—	(4.2)
Other income, net
Corporate unrealized gains recognized during the period on securities held	2.3	0.8	4.0	2.4
Gain on consolidation of equity method investment	—	—	3.3	—
Income tax benefit (expense)
Energy efficient home tax credits, net	34.4	—	34.4	—
Tax benefits from stock option exercises	0.6	0.1	1.3	0.5
Housing Demand and Production Updates
Housing demand remains strong as qualified individuals continue pursuing affordable home-ownership. Home order rates have moderated from the extreme highs we saw the past few quarters, but still remain above pre-COVID rates, which we considered to be strong.
Our backlogs at January 1, 2022 were $1.1 billion, consistent with second fiscal quarter of 2022 and up $633 million, or 134.1%, compared to $472 million at December 26, 2020. The year over year increase includes $277 million attributable to Commodore. Although we continue to experience hiring challenges, higher and largely unpredictable factory employee absenteeism and other inefficiencies from building material supply disruptions, our total average plant capacity utilization rate was approximately 80% during the third fiscal quarter of 2022, back to pre-pandemic levels and improved from approximately 75% during the second fiscal quarter of 2022 and the third fiscal quarter of 2021.
Update on New Park Model Facility in Arizona
We continue to make progress on the new Glendale, Arizona facility that focuses on park model production and is expected to begin operations in mid-calendar year 2022.

Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, February 4, 2022, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood and MidCountry. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims on factory-built housing; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations, potential penalties and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; and volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 3, 2021 as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	January 1, 2022	April 3, 2021
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$267,265	$322,279
Restricted cash, current	15,542	16,693
Accounts receivable, net	64,536	47,396
Short-term investments	21,116	19,496
Current portion of consumer loans receivable, net	25,397	37,690
Current portion of commercial loans receivable, net	29,308	14,568
Current portion of commercial loans receivable from affiliates, net	217	4,664
Inventories	200,313	131,234
Prepaid expenses and other current assets	79,855	57,779
Total current assets	703,549	651,799
Restricted cash	335	335
Investments	35,377	35,010
Consumer loans receivable, net	30,632	37,108
Commercial loans receivable, net	35,056	20,281
Commercial loans receivable from affiliates, net	2,391	4,801
Property, plant and equipment, net	157,990	96,794
Goodwill	101,945	75,090
Other intangibles, net	28,982	14,363
Operating lease right-of-use assets	15,974	16,252
Total assets	$1,112,231	$951,833
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$33,756	$32,120
Accrued expenses and other current liabilities	238,208	203,133
Current portion of secured financings and other	798	1,851
Total current liabilities	272,762	237,104
Operating lease liabilities	12,482	13,361
Secured financings and other	11,030	10,335
Deferred income taxes	8,541	7,393
Redeemable noncontrolling interest	1,204	—
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,289,608 and 9,241,256 shares, respectively	93	92
Treasury stock, at cost; 126,573 and 6,600 shares, respectively	(30,567)	(1,441)
Additional paid-in capital	261,596	253,835
Retained earnings	575,132	431,057
Accumulated other comprehensive (loss) income	(42)	97
Total stockholders' equity	806,212	683,640
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,112,231	$951,833

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Net revenue	$431,714	$288,772	$1,121,679	$801,549
Cost of sales	316,506	229,534	842,530	633,447
Gross profit	115,208	59,238	279,149	168,102
Selling, general and administrative expenses	60,322	35,414	146,526	106,190
Income from operations	54,886	23,824	132,623	61,912
Interest expense	(209)	(177)	(576)	(567)
Other income, net	4,258	2,243	11,387	5,821
Income before income taxes	58,935	25,890	143,434	67,166
Income tax benefit (expense)	20,680	(6,189)	910	(15,742)
Net income	79,615	19,701	144,344	51,424
Less: net income attributable to redeemable noncontrolling interest	196	—	269	—
Net income attributable to Cavco common stockholders	$79,419	$19,701	$144,075	$51,424

Net income per share attributable to Cavco common stockholders
Basic	$8.66	$2.14	$15.68	$5.60
Diluted	$8.57	$2.12	$15.54	$5.54
Weighted average shares outstanding
Basic	9,174,224	9,190,254	9,187,828	9,182,491
Diluted	9,270,438	9,295,553	9,270,855	9,285,238

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Capital expenditures	$4,267	$2,043	$8,938	$5,816
Depreciation	$3,037	$1,367	$5,888	$4,175
Amortization of other intangibles	$523	$186	$862	$560

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